EXHIBIT 10.1
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                                TEXOIL COMPANY

                                  $3,000,000
            10% Senior Secured Exchangeable General Obligation Notes

                                  $5,000,000
                  10% Senior Secured General Obligation Notes

                            NOTE PURCHASE AGREEMENT

                         Dated as of September 6, 1996

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                              TABLE OF CONTENTS

ARTICLE I  DEFINITIONS, ETC..................................................1
      Section 1.01.   Certain Defined Terms..................................1
      Section 1.02.   Covenant Construction..................................1
      Section 1.03.   Other Rules of Construction............................1

ARTICLE II  COMMITMENTS AND NOTES............................................2
      Section 2.01. Tranche A Notes..........................................2
      Section 2.02.  Tranche B Notes.........................................2
      Section 2.03.  Procedures for Tranche A Advances.......................3
      Section 2.04.  Procedures for Tranche B Advances.......................3
      Section 2.05.  Guaranty and Exchange Agreement.........................4

ARTICLE III  CLOSING.........................................................4
      Section 3.01.  Execution of Documents..................................5
      Section 3.02.  Certificates............................................5
      Section 3.03.   Opinion of Counsel.....................................6
      Section 3.04.  Representations and Warranties..........................6
      Section 3.05.   Performance; No Default................................6
      Section 3.06.   Restructure of Shareholder Debt........................6
      Section 3.07.   Title Information......................................6
      Section 3.08.Insurance.................................................6
      Section 3.09.   Payment of Special Counsel Fees........................7
      Section 3.10.   Proceedings and Documents..............................7

ARTICLE IV  CONDITIONS TO ADVANCES...........................................7
      Section 4.01.Conditions to All Advances................................7
      Section 4.02. Conditions to Tranche B Advances.........................7

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................8
      Section 5.01.   Organization; Power and Authority......................8
      Section 5.02.   Authorization, etc.....................................8
      Section 5.03.   Compliance with Laws, Other Instruments, etc...........8
      Section 5.04.   Governmental Authorizations, etc.......................9
      Section 5.05.   Subsidiaries...........................................9
      Section 5.06.   Disclosure.............................................9
      Section 5.07.   Litigation.............................................9
      Section 5.08.   Observance of Agreements, Statutes and Orders..........9
      Section 5.09.   Taxes.................................................10
      Section 5.10.   Title to Property.....................................10
      Section 5.11.   Licenses, Permits, etc................................10

                                                                  Exhibit 10.1
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                                     -i-

      Section 5.12.   Compliance with ERISA.................................10
      Section 5.13.   Use of Proceeds; Margin Regulations...................11
      Section 5.14.   Status under Certain Statutes.........................11
      Section 5.15.  Securities Matters.....................................12
      Section 5.16.   Environmental Matters.................................12

ARTICLE VI  REPRESENTATIONS OF THE PURCHASER................................12
      Section 6.01.   Purchase for Investment...............................12
      Section 6.02.  Status; No Registration................................12

ARTICLE VII  PAYMENT OF THE NOTES...........................................13
      Section 7.01.   Place of Payment......................................13
      Section 7.02.   Payments Due on NonBusiness Days......................13
      Section 7.03.   No Optional Prepayments of Tranche A Notes............13
      Section 7.04.  Mandatory Prepayments of Tranche B Notes...............13
      Section 7.05.Optional Prepayment of Tranche B Notes...................13
      Section 7.06.   Purchase of Notes.....................................14

ARTICLE VIII  INFORMATION AS TO COMPANY.....................................14
      Section 8.01.   Financial and Business Information....................14
      Section 8.02.   Officer's Certificate.................................16
      Section 8.03.   Inspection............................................16

ARTICLE IX  AFFIRMATIVE COVENANTS...........................................17
      Section 9.01.   Compliance with Law; Contracts........................17
      Section 9.02.   Insurance.............................................17
      Section 9.03.   Maintenance of Properties.............................17
      Section 9.04.   Payment of Taxes and Claims...........................18
      Section 9.05.   Corporate Existence, etc..............................18
      Section 9.06.  Lien on Additional Oil and Gas Properties..............18
      Section 9.07.  Overriding Royalty Interests...........................18

ARTICLE X  NEGATIVE COVENANTS...............................................19
      Section 10.01.  Restrictions on Indebtedness..........................19
      Section 10.02.   Restrictions on Liens................................19
      Section 10.03.   Financial Covenants..................................20
      Section 10.04.  Restricted Disbursements..............................20
      Section 10.05.   Merger, Consolidation, etc...........................20
      Section 10.06.   Restrictions on Asset Sales..........................20
      Section 10.07.   Transactions with Affiliates.........................20
      Section 10.08.  Change in Business....................................21
      Section 10.09.  Shareholder Debt......................................21

                                                                  Exhibit 10.1
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                                     -ii-

ARTICLE XI  DEFAULT AND REMEDIES............................................21
      Section 11.01.   Events of Default....................................21
      Section 11.02.   Acceleration.........................................23
      Section 11.03.   Other Remedies.......................................24
      Section 11.04.   No Waivers or Election of Remedies, Expenses, etc....24

ARTICLE XII  BORROWING BASE.................................................24
      Section 12.01.   Initial Borrowing Base...............................24
      Section 12.02.   Annual Determination of Borrowing Base...............24
      Section 12.03.  Unscheduled Determinations of Borrowing Base..........25
      Section 12.04.   Borrowing Base Remains in Effect.....................25

ARTICLE XIII  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.................25
      Section 13.01.   Registration of Notes................................25
      Section 13.02.   Transfer and Exchange of Notes.......................26
      Section 13.03.   Replacement of Notes.................................26

ARTICLE XIV  MISCELLANEOUS..................................................26
      Section 14.01.  Transaction Expenses..................................26
      Section 14.02.   Survival of Representations and Warranties...........27
      Section 14.03.   Amendment and Waiver.................................27
      Section 14.04.   Notices..............................................27
      Section 14.05.  Limitation on Interest................................28
      Section 14.06.  Indemnification.......................................28
      Section 14.07.   Successors and Assigns...............................29
      Section 14.08.   Severability.........................................29
      Section 14.09.   Counterparts.........................................30
      Section 14.10.  Final Agreement of the Parties........................30
      Section 14.11.  Jury Waiver...........................................30
      Section 14.13.   Governing Law........................................30

                                                                  Exhibit 10.1
::ODMA\PCDOCS\DOCS\88117\1
                                    -iii-

                            NOTE PURCHASE AGREEMENT

            NOTE PURCHASE AGREEMENT dated as of September 6, 1996 among TEXOIL COMPANY, a Tennessee corporation (the "COMPANY"), TEXOIL, INC., a Nevada corporation ("PARENT"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership.

            In consideration of the mutual covenants herein contained, the Company, Parent and the Noteholders agree as follows:

                                  ARTICLE I
                              DEFINITIONS, ETC.

            SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in ANNEX A attached hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

            SECTION 1.02. COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            SECTION 1.03. OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.


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                                                         Exhibit 10.1 - Page 1

                                  ARTICLE II
                            COMMITMENTS AND NOTES

            SECTION 2.01. TRANCHE A NOTES. (a) Subject to the terms and conditions of this Agreement, each Tranche A Noteholder severally agrees to make advances to the Company (each a "TRANCHE A ADVANCE") during the period from the date hereof through September 1, 1997 (the "TRANCHE A COMMITMENT PERIOD") in an aggregate amount not exceeding the principal amount specified opposite such Tranche A Noteholder's name in SCHEDULE A (such amount, as it may be reduced or terminated pursuant to this Agreement, is herein referred to as such Tranche A Noteholder's "TRANCHE A COMMITMENT"). Each funding of Tranche A Advances shall be made on the same date ratably by the Tranche A Noteholders. The Tranche A Advances made by each Tranche A Noteholder shall be evidenced by the Tranche A
Note issued to such Noteholder.
Tranche A Advances, once repaid, may not be reborrowed.

            (b) The Company will authorize the issue and sale of $3,000,000 aggregate principal amount of its 10% Senior Secured Exchangeable General Obligation Notes (the "TRANCHE A NOTES"). Subject to the terms and conditions of this Agreement, at the Closing provided for in ARTICLE III, the Company will issue to each Tranche A Noteholder a Tranche A Note in the principal amount of such Tranche A Noteholder's Tranche A Commitment. The Tranche A Notes shall be substantially in the form set out in EXHIBIT 2.01, with such changes therefrom, if any, as may be approved by the Tranche A Noteholders and the Company. Each Tranche A Noteholder will note on its internal records, to the extent applicable, the date and amount of each Tranche A Advance made by such Tranche A Noteholder to the Company hereunder, and the amount of each payment in respect thereof and will prior to any transfer of any of its Tranche A Note endorse on the reverse side thereof the outstanding principal amount of Tranche A Advances evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Tranche A Advance. Absent manifest error, any Tranche A Noteholder's records or notations on its Tranche A Note as to the outstanding principal amount of its Tranche A Advances shall be rebuttably presumed to be correct.

            SECTION 2.02. TRANCHE B NOTES. (a) Subject to the terms and conditions of this Agreement, each Tranche B Noteholder severally agrees to make advances to the Company (each a "TRANCHE B ADVANCE") during the period from the date hereof through September 1, 1999 (the "TRANCHE B COMMITMENT PERIOD") in an aggregate amount not exceeding the principal amount specified opposite such Tranche B Noteholder's name in SCHEDULE A (such amount, as it may be reduced or terminated pursuant to this Agreement, is herein referred to as such Tranche B Noteholder's "TRANCHE B COMMITMENT"). Each funding of Tranche B Advances shall be made on the same date ratably by the Tranche B Noteholders. The Tranche B Advances made by each Tranche B Noteholder shall be evidenced by the Tranche B
Note issued to such Noteholder. Subject to the limits set forth herein and the other terms and conditions of this Agreement, the Company may borrow, repay and reborrow Tranche B Advances under this SECTION 2.02.


::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 2

            (b) The Company will authorize the issue and sale of $5,000,000 aggregate principal amount of its 10% Senior Secured General Obligation Notes (the "TRANCHE B NOTES" and, together with the Tranche A Notes, the "NOTES"). Subject to the terms and conditions of this Agree ment, at the Closing provided for in ARTICLE III, the Company will issue to each Tranche B Noteholder a Tranche B Note in the principal amount of such Tranche B Noteholder's Tranche B Commitment. The Tranche B Notes shall be substantially in the form set out in
EXHIBIT 2.02, with such changes therefrom, if any, as may be approved by the Tranche B Noteholders and the Company. Each Tranche B Noteholder will note on its internal records, to the extent applicable, the date and amount of each Tranche B Advance made by such Tranche B Noteholder to the Company hereunder, and the amount of each payment in respect thereof and will prior to any transfer of any of its Tranche B Note endorse on the reverse side thereof the outstanding principal amount of Tranche B Advances evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Tranche B Advance. Absent manifest error, any Tranche B Noteholder's records or notations on its Tranche B Note as to the outstanding principal amount of its Tranche B Advances shall be rebuttably presumed to be correct.

            SECTION 2.03. PROCEDURES FOR TRANCHE A ADVANCES. (a) Whenever the Company desires to obtain a funding of Tranche A Advances, it shall, no less than 5 Business Days prior to the proposed funding date for such Tranche A Advances, transmit by telecopy to the Tranche A Noteholders a written request (each an "ADVANCE REQUEST") setting forth (i) the total amount of the Tranche A Advances requested, (ii) the proposed date such Tranche A Advances are to be made, (iii) wire transfer instructions for such Tranche A Advances, and (iv) a description in reasonable detail of the proposed use of proceeds of such Tranche A Advances.

            (b) Upon satisfaction of all conditions to any Tranche A Advance, the Tranche A Noteholders will make their respective Tranche A Advances available to the Company by delivery to the Company or its order of immediately available funds in the amount stated in the Advance Request by wire transfer for the account of the Company to the bank account stated in the Advance Request.

            SECTION 2.04. PROCEDURES FOR TRANCHE B ADVANCES. (a) Whenever the Company desires to obtain a funding of Tranche B Advances, it shall, no less than 5 Business Days prior to the proposed funding date for such Tranche B Advances, transmit by telecopy to the Tranche B Noteholders an Advance Request setting forth(i) the total amount of the Tranche B Advances requested, (ii) the proposed date such Tranche B Advances are to be made, (iii) wire transfer instructions for such Tranche B Advances and (iv) a description in reasonable detail of the proposed use of proceeds of such Tranche B Advances.

            (b) Upon satisfaction of all conditions to any Tranche B Advance, the Tranche B Noteholders will make their respective Tranche B Advances available to the Company by delivery to the Company or its order of immediately available funds in the amount stated in the Advance Request by wire transfer for the account of the Company to the bank account stated in the Advance Request.

::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 3

            SECTION 2.05. GUARANTY AND EXCHANGE AGREEMENT. At the Closing provided for in ARTICLE III, Parent and the Company will enter into a Guaranty and Exchange Agreement (as same may be amended from time to time, the "GUARANTY AND EXCHANGE AGREEMENT") pursuant to which Parent will (a) guarantee payment of the Notes, and (b) agree that the Tranche A Notes may be exchanged for shares of the common stock of Parent in accordance with the terms thereof. The Guaranty and Exchange Agreement shall be substantially in the form set out in EXHIBIT 2.05, with such changes therefrom, if any, as may be approved by the Noteholders, the Company and Parent. Upon the exchange of all or a portion of the outstanding principal amount of a Tranche A Note for common stock of Parent in accordance with the Guaranty and Exchange Agreement, the amount of the outstanding principal of such Tranche A Note and the Tranche A Commitment of the holder of such Tranche A Note shall each be automatically reduced by the principal amount of such Tranche A Note so exchanged without further notice or action by any Person; provided, however, that the holder of such Tranche A Note will note on its internal records such reduction in the principal amount of such Tranche A Note and will, prior to any transfer of such Tranche A Note, endorse on the reverse side thereof the outstanding principal amount of such Tranche A Note taking any such reductions into account. Failure to make any such notation shall not affect the Company's obligations in respect of such Tranche A Note. Absent manifest error, any Tranche A Noteholder's records or notations on its Tranche A Note as to the outstanding principal amount of its Tranche A Note shall be rebuttably presumed to be correct. Upon the exchange of all of the principal amount of a Tranche A Note (or so much thereof as shall have been advanced prior to the expiration of the Tranche A Commitment Period) for common stock of Parent in accordance with the Guaranty and Exchange Agreement, the holder of such Tranche A Note shall, reasonably promptly after written request by the Company, surrender such Tranche A Note for cancellation to the Company at the Company's principal executive office.

            SECTION 2.06. TERMINATION OF COMMITMENTS. Upon written notice to the Noteholders and the full and final payment of all outstanding Indebtedness under the Notes and the other Transaction Documents, the Company may terminate all (but not less than all) of the Commitments.

                                 ARTICLE III
                                   CLOSING

            The sale and purchase of the Notes to be purchased by the Noteholders shall occur at the offices of Andrews & Kurth L.L.P., 600 Travis, Houston, Texas 77002, at 10:00 a.m., Houston time, at a closing (the "CLOSING") on September 6, 1996 or on such other Business Day thereafter on or prior to September 30, 1996 as may be agreed upon by the Company, Parent and the Noteholders. At the Closing the Company will deliver to each Noteholder the Tranche A Note and/or Tranche B Note to be purchased by such Noteholder, registered in such Noteholder's name. If at the Closing the Company shall fail to tender such Notes to the Noteholders as provided above in this ARTICLE III, or any of the conditions specified below shall not have been fulfilled to the Noteholders' reasonable satisfaction or waived in writing by the Noteholders, the Noteholders shall, at the

::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 4

Noteholders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment.

            The effectiveness of this Agreement is subject to the fulfillment to the Noteholders' reasonable satisfaction, prior to or at the Closing, of the following conditions:

            SECTION 3.01. EXECUTION OF DOCUMENTS. The Noteholders shall have received the following agreements (together with this Agreement and any documents delivered pursuant to SECTIONS 9.06 AND 9.07, collectively, the "TRANSACTION DOCUMENTS"), in such number of counterparts as the Noteholders may reasonably request, each dated the date of the Closing and duly executed by the Persons indicated below:

            (a) the Notes duly executed by the Company;

            (b) the Initial Mortgage duly executed and acknowledged by the Company;

            (c) the Guaranty and Exchange Agreement duly executed by Parent and the Company;

            (d) the Registration Rights Agreement duly executed by Parent and the Company;

            (e) the Pledge Agreement duly executed by Parent, together with certificates representing all of the issued and outstanding common stock of the Company and related stock powers duly executed in blank by Parent;

            (f) UCC-1 financing statements pertaining to the Initial Mortgage and the Pledge Agreement; and

            (g) the Subordination Agreements duly executed by the holders of the Bridge Shareholder Debt and the New Shareholder Debt.

            SECTION 3.02. CERTIFICATES. The Company shall have delivered to the
Noteholders:

            (a) Officer's Certificates from the Company and Parent, dated the date of the Closing, certifying that the conditions specified in SECTION
      3.04 and SECTION 3.05 have been fulfilled;

            (b) certificates of the Company and Parent certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the other Transaction Documents;

            (c) certificates of appropriate public officials as to the corporate existence and good standing of, and the payment of all franchise taxes owing by, the Company in the States of Texas, Louisiana and Tennessee; and

::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 5

            (d) certificates of appropriate public officials as to the corporate existence and good standing of, and payment of all franchise taxes owing by, Parent in the States of Texas and Nevada.

            SECTION 3.03. OPINION OF COUNSEL. The Noteholders shall have received opinions in form and substance satisfactory to the Noteholders, dated the date of the Closing from Porter & Hedges, L.L.P., counsel for the Company and Parent, covering the matters set forth in EXHIBIT 3.03 and covering such other matters incident to the transactions contemplated hereby as the Noteholders or the Noteholders' counsel may reasonably request (and the Company and Parent hereby instruct their counsel to deliver such opinion to the Noteholders).

            SECTION 3.04. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and Parent in this Agreement and the other Transaction Documents shall be correct when made and at the time of the Closing.

            SECTION 3.05. PERFORMANCE; NO DEFAULT. The Company and Parent shall have performed and complied with all agreements and conditions contained in this Agreement or the other Transaction Documents required to be performed or complied with by each of them prior to or at the Closing and after giving effect to the issue and sale of the Notes no Default or Event of Default shall have occurred and be continuing.

            SECTION 3.06. RESTRUCTURE OF SHAREHOLDER DEBT. The Noteholders shall have received (a) copies of all Shareholder Debt Restructure Documents duly executed by the parties thereto and (b) full and final releases of all existing liens and security interests held in the name of First Interstate Bank, N.A., such Shareholder Debt Restructure Documents and releases to be in form and substance reasonably satisfactory to the Noteholders.

            SECTION 3.07. TITLE INFORMATION. The Noteholders shall have received title opinions or other title information concerning the Company's Oil and Gas Properties covered by the Initial Mortgages in form, scope and substance reasonably satisfactory to the Noteholders.

            SECTION 3.08. INSURANCE. The Noteholders shall have received an insurance certificate in form and substance reasonably satisfactory to the Noteholders evidencing that the Company has the insurance required under SECTION
9.02 covering its Oil and Gas Properties and other related assets.

            SECTION 3.09. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of SECTION 14.01, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Noteholders' special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

            SECTION 3.10. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and

::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 6





instruments incident to such transactions shall be satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.


                                  ARTICLE IV
                            CONDITIONS TO ADVANCES

            SECTION 4.01. CONDITIONS TO ALL ADVANCES. (a) Each Noteholder's obligation to fund any Advance is subject to the condition that on the date of such Advance the following statements shall be true, and the Company, by virtue of its delivery of an Advance Request, shall be deemed to have certified to the Noteholders as of such date that (i) the representations and warranties of the Company and Parent in this Agreement and the other Transaction Documents shall be correct when made and at the time of such Advance, (ii) the Company and Parent shall have performed and complied with all covenants and agreements contained in this Agreement and the other Transaction Documents required to be performed or complied with by each of them prior to such Advance, and after giving effect to such Advance (and the application of the proceeds thereof as contemplated by SECTION 5.13) no Default or Event of Default shall have occurred and be continuing, and (iii) no event shall have occurred since the date of this Agreement that could reasonably be expected to have a Material Adverse Effect on the Company or Parent.

            (b) Each Noteholder's obligation to fund any Advance to be used to pay for the Company's share of drilling and/or completion costs for any well is subject to the condition that on the date of such Advance the Company shall have
(i) obtained valid oil and gas leases (or valid assignments thereof) covering its interests in such well and (ii) executed, acknowledged and delivered to the Noteholders Security Documents in form and substance satisfactory to the Noteholders granting a first priority lien on the Company's interest in the Oil and Gas Properties and other related assets pertaining to such well.

            SECTION 4.02. CONDITIONS TO TRANCHE B ADVANCES. Each Tranche B Noteholder's obligation to fund any Tranche B Advance is subject to the following further conditions:

            (a) an aggregate amount of at least $2,800,000 shall have been advanced by the Tranche A Noteholders under the Tranche A Notes;

            (b) the Borrowing Base shall exceed 130% of the outstanding principal balance of the Notes after giving effect to the Tranche B Advances requested by the Company in the most recent Advance Request delivered to the Tranche B Noteholders; and

            (c) if the proceeds of such Tranche B Advance are to be used for any purpose other than to pay for Initial Prospect Development Costs, the Tranche B Noteholders shall have consented in writing to such use of proceeds, in their sole absolute discretion.


::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 7





                                  ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Noteholders that:

            SECTION 5.01. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

            SECTION 5.02. AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document to which it is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 5.03. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected (except for Liens created under the Transaction Documents) the consequence of which would have a Material Adverse Effect on the Company, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority in respect of a proceeding to which the Company is a party or (c) to the knowledge of the Company violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

            SECTION 5.04. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents to which it is a party that has not been obtained.


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                                                         Exhibit 10.1 - Page 8





            SECTION 5.05.   SUBSIDIARIES.  The Company has no Subsidiaries.

            SECTION 5.06. DISCLOSURE. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect on the Company that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

            SECTION 5.07. LITIGATION. Except as disclosed in SCHEDULE 5.07, there are no actions, suits or proceedings pending of which the Company has received notice, or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

            SECTION 5.08. OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority arising out of any proceeding to which it is a party or of which it has notice or in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

            SECTION 5.09. TAXES. The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, if imposed, would reasonably be expected to have a Material Adverse Effect on the Company. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

            SECTION 5.10. TITLE TO PROPERTY. The Company has good and defensible title to all of its assets, free and clear of all Liens except Permitted Liens. After giving full effect to the Permitted Liens, the Company owns the net interests in production attributable to its Oil and Gas Properties reflected in the Initial Reserve Report and the ownership of such Oil and Gas Properties does not obligate the Company to bear the costs and expenses relating to the development and operations of

::ODMA\PCDOCS\DOCS\88117\1
                                                         Exhibit 10.1 - Page 9





each such Oil and Gas Property in an amount in excess of the working interest of each Oil and Gas Property reflected in the Initial Reserve Report. Further upon delivery of each Annual Reserve Report and Supplemental Reserve Report, the statements made in the preceding sentence shall be true with respect to such Annual Reserve Report or Supplemental Reserve Report, as the case may be.

            SECTION 5.11. LICENSES, PERMITS, ETC. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of the Company, (a) no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

            SECTION 5.12.   COMPLIANCE WITH ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each Plan, if any, in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

            (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is not Material.

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 10





            SECTION 5.13. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the Tranche A Advances to pay for (a) the Company's share of future 3-D seismic acquisition costs for the Raceland Prospect which amount shall not exceed $500,000, (b) the Company's share of leasehold acquisition costs for the Raceland Prospect and the Green's Lake Prospect, (c) the Company's share of drilling and completion costs for the initial well to be drilled on each of the Raceland Prospect and the Green's Lake Prospect, and (d) $200,000 of Indebtedness owing by Parent to Joe C. Richardson, Jr., Trustee. The Company will apply the proceeds of the Tranche B Advances to pay for (y) Initial Prospect Development Costs and (z) to the extent consented to in writing by the Tranche B Noteholders, leasehold and 3-D seismic acquisition costs and development costs for oil and gas prospects other than the Initial Prospects. No part of the proceeds of any Advance will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R.
207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 C.F.R. 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 C.F.R.
220).

            SECTION 5.14. STATUS UNDER CERTAIN STATUTES. The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

            SECTION 5.15. SECURITIES MATTERS. Other than offers to Accredited Investors, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Noteholders named in SCHEDULE A. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

            SECTION 5.16. ENVIRONMENTAL MATTERS. The Company has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted of which the Company has notice raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by the Company or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect on the Company. Except as otherwise disclosed to the Noteholders in writing, (a) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect on the Company; (b) Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 11





in a Material Adverse Effect on the Company; and (c) all buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect on the Company.


                                  ARTICLE VI
                       REPRESENTATIONS OF THE PURCHASER

            SECTION 6.01. PURCHASE FOR INVESTMENT. Each Noteholder represents that it is acquiring its Note(s) for its own account or for one of its separate accounts (or for the account of trusts for which it is trustee) for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to its right to dispose of, in compliance with all applicable securities laws, its respective Note(s), or any part of any thereof held by it, if at some future time in its sole discretion it deems it advisable so to do. Each Noteholder hereby agrees that it will not sell, transfer or otherwise dispose of its Note(s) in violation of the Securities Act.

            SECTION 6.02. STATUS; NO REGISTRATION. Each Noteholder represents that it is an Accredited Investor. Each Noteholder acknowledges that the Notes have not been registered under the Securities Act, and that such Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.


                                 ARTICLE VII
                             PAYMENT OF THE NOTES

            SECTION 7.01. PLACE OF PAYMENT. The Company will pay all sums becoming due to any Noteholder under any Transaction Document by the method and at the address specified for such purpose below such Noteholder's name in SCHEDULE A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder of such Note shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

            SECTION 7.02. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 12





            SECTION 7.03. NO OPTIONAL PREPAYMENTS OF TRANCHE A NOTES. The Company shall not have the right to prepay the Tranche A Notes, in whole or in part, prior to maturity.

            SECTION 7.04. MANDATORY PREPAYMENTS OF TRANCHE B NOTES. Prepayments on the Tranche B Notes shall be due and payable as follows:

            (a) on each Monthly Payment Date when the Borrowing Base equals or exceeds 120% of the outstanding principal amount of the Notes, a payment equal to 75% of the Net Revenues for the second preceding month from such date (or, if less, the entire unpaid principal of and accrued interest on the Tranche B Notes) shall be due and payable; and

            (b) on each Monthly Payment Date when the Borrowing Base is less than 120% of the outstanding principal amount of the Notes, a payment equal to 100% of the Net Revenues for the second preceding month from such date (or, if less, the entire unpaid principal of and accrued interest on the Tranche B Notes) shall be due and payable.

All payments on the Tranche B Notes shall be applied pro rata, in accordance with the principal amounts outstanding on the Tranche B Notes, first to accrued but unpaid interest on the Tranche B Notes and the remainder, if any, to the principal amount outstanding on the Tranche B Notes.

            SECTION 7.05. OPTIONAL PREPAYMENT OF TRANCHE B NOTES. The Company may, at its option, without notice, penalty, premium or fee, prepay at any time all, or from time to time any part of, the Tranche B Notes at 100% of the principal amount so prepaid, plus accrued and unpaid interest on such principal amount. In the case of each partial prepayment of the Tranche B Notes, the principal amount of the Tranche B Notes to be prepaid shall be allocated among all of the Tranche B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

            SECTION 7.06. PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the full and final payment or exchange of the Notes in accordance with the terms of the Transaction Documents. The Company will promptly cancel, or cause to be cancelled, all Notes acquired by it or any Affiliate by virtue of any payment or exchange of the Notes pursuant to any provision of the Transaction Documents and no Notes may be issued in substitution or exchange for any such Notes.


                                 ARTICLE VIII
                          INFORMATION AS TO COMPANY

            SECTION 8.01. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each of the Noteholders:


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 13





            (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

            (b) Within 90 days after the end of each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

            (c) Within 20 days after the end of each calendar month, copies of
(i) a consolidated balance sheet of the Company as at the end of such month, and
(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

            (d) Within 60 days after the end of each calendar year, beginning December 31, 1996, a reserve report (each an "ANNUAL RESERVE REPORT") in form and substance satisfactory to the Noteholders, prepared by an independent petroleum engineering firm satisfactory to the Noteholders setting forth as of December 31 of such year the Future Net Revenue for the Company's Oil and Gas Properties.

            (e) On or before the 20th day of each month, commencing October 20, 1996, a reserve report prepared by the Company setting forth in reasonable detail, the production from, and

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 14





Gross Proceeds and Deductible Costs attributable to, the Company's Oil and Gas Properties for the immediately preceding month and such other information as the Noteholders may reasonably request (each a "MONTHLY PRODUCTION REPORT").

            (f) Promptly, and in any event within five Business Days after a Responsible Officer of the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

            (g) Promptly, and in any event within five Business Days after a Responsible Officer of the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to be Material as to the Company.

            (h) Promptly, and in any event within five Business Days of receipt thereof, copies of any notice to the Company from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect on the Company.

            (i) Promptly, and in any event within five Business Days after a Responsible Officer of the Company becoming aware thereof, any event which could reasonably be expected to have a Material Adverse Effect on the Company.

            (j) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any Noteholder.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 15





            SECTION 8.02. OFFICER'S CERTIFICATE. Each set of financial statements delivered to the Noteholders pursuant to SECTION 8.01(A), SECTION 8.01(B) or SECTION 8.01(C) shall be accompanied by a certificate of a Senior Financial Officer of the Company stating that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

            SECTION 8.03. INSPECTION. The Company shall permit the representatives of each Noteholder, at the expense of the Company, upon reasonable prior notice to the Company and during normal business hours, to visit and inspect any of the offices or properties of the Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the Company's affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested.


                                  ARTICLE IX
                            AFFIRMATIVE COVENANTS

            The Company covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

            SECTION 9.01. COMPLIANCE WITH LAW; CONTRACTS. The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company will comply with, and perform its obligations under, each contract or agreement to which it is a party, unless, in the good faith judgment of the Company, the failure to so comply or perform would not reasonably be expected to have a Material Adverse Effect on the Company.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 16





            SECTION 9.02. INSURANCE. (a) The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties (including its Oil and Gas Properties) against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, including the insurance set forth in
SCHEDULE 9.02. In addition, each such policy shall (i) be maintained with financially sound and responsible insurance carriers authorized to do business in the States of Texas and Louisiana, (ii) name the Company as a named insured and the Noteholders as additional insureds or loss payees, as applicable, thereunder (without any representation or warranty by or obligation upon the Noteholders), (iii) provide that at least 30 days' prior written notice of reduction, cancellation or lapse and at least 10 days' prior written notice of non-payment of premium shall be given to the Noteholders by the insurer and (iv) provide that the Noteholders may (but shall not be obligated to) cure any lapse or breach by the Company during such 30-day period (or 10-day period, in the case of non-payment).

            (b) The Company shall, if so requested by the Noteholders, deliver to the Noteholders duplicate policies of insurance, or if duplicate policies are not readily available, cover notes or equivalent documentation satisfactory to the Noteholders. In addition, annually or more frequently as may be reasonably requested by the Noteholders, the Company shall furnish the Noteholders with approved certification of all required insurance.

            SECTION 9.03. MAINTENANCE OF PROPERTIES. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 9.04. PAYMENT OF TAXES AND CLAIMS. The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

            SECTION 9.05. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 17





            SECTION 9.06. LIEN ON ADDITIONAL OIL AND GAS PROPERTIES. Promptly after acquiring any additional Oil and Gas Properties not covered by the Initial Mortgage, the Company shall execute, acknowledge and deliver to the Noteholders Security Documents in form and substance satisfactory to the Noteholders granting a first priority Lien on such Oil and Gas Properties and related assets acquired by the Company.

            SECTION 9.07. OVERRIDING ROYALTY INTERESTS. Prior to commencing drilling operations on any well to be drilled and/or completed with proceeds of Tranche B Advances, the Company shall execute, acknowledge and deliver to the Tranche B Noteholders an assignment of overriding royalty interest in a form reasonably satisfactory to the Tranche B Noteholders conveying to the Tranche B Noteholders an overriding royalty interest in and to the Oil and Gas Properties attributable to such well equal to 1% of 8/8ths of the Hydrocarbons produced and saved from such well, reduced in the same proportion as the Company's undivided working interest in such well bears to 100%. If (a) proceeds of any Tranche B Advances are to be used for purposes other than Initial Prospect Development Costs, (b) the Tranche B Noteholders have consented to such use of proceeds in accordance with SECTIONS 4.02(C) AND 5.13, and (c) such consent by the Tranche B Noteholders is subject to the assignment to the Tranche B Noteholders of an overriding royalty interest mutually agreed to by the Company and the Tranche B Noteholders in the Oil and Gas Properties to be acquired and/or developed with the proceeds of such Tranche B Advances, the Company shall execute, acknowledge and deliver to the Tranche B Noteholders an assignment of such mutually agreed to overriding royalty interest.


                                  ARTICLE X
                              NEGATIVE COVENANTS

            The Company covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

            SECTION 10.01. RESTRICTIONS ON INDEBTEDNESS. The Company will not create, incur, assume, Guaranty or permit to exist any Indebtedness, except the Notes.

            SECTION 10.02. RESTRICTIONS ON LIENS. The Company will not create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

            (a)   Liens in favor of the Noteholders;

            (b) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, the Company;


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 18





            (c) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of SECTION 9.04;

            (d) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;

            (e) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation;

            (f) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting the Company's Oil and Gas Properties which were in existence at the time such Oil and Gas Properties were originally acquired by the Company and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements do not reduce the Company's net interest in production in its Oil and Gas Properties below the interests reflected in each Annual or Supplemental Reserve Report or the interests warranted under this Agreement and do not interfere Materially with the operation, value or use of the Company's Oil and Gas Properties; and

            (g) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by the Company with respect to its Oil and Gas Properties to the extent such burdens do not reduce the Company's net interests in production in its Oil and Gas Properties below the interests reflected in each Annual or Supplemental Reserve Report or the interests warranted under this Agreement and do not operate to deprive the Company of any Material rights in respect of its Oil and Gas Properties.

            SECTION 10.03.   FINANCIAL COVENANTS.   The Company will not permit:

            (a) its Current Assets, at any time, to be less than the sum of (i) its Current Liabilities MINUS (ii) any portion of such Current Liabilities consisting of amounts owing on the Notes; and

            (b) the ratio of (i) the Borrowing Base to (ii) the outstanding principal of and accrued, but unpaid, interest on the Notes to be less than 1.15 to 1.0 at any time on or after April 1, 1998.

            SECTION 10.04. RESTRICTED DISBURSEMENTS. The Company will not make or commit to make any Restricted Disbursements except:

            (a)   Permitted Investments;


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 19





            (b) Capital Expenditures made in connection with the exploration and development of the Initial Prospects and such other Capital Expenditures as may be agreed to in writing by the Noteholders;

            (c) advances or extension of credit on terms customary in the oil and gas industry in the form of accounts receivable made in the ordinary course of business; and

            (d) so long as no Default or Event of Default has occurred and is continuing, dividends to Parent that are used by Parent to make Permitted Shareholder Debt Payments and Permitted Preferred Stock Dividends.

            SECTION 10.05. MERGER, CONSOLIDATION, ETC. The Company shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

            SECTION 10.06. RESTRICTIONS ON ASSET SALES. Without the Noteholders' prior written consent, the Company will not sell, transfer, assign, convey or otherwise dispose of an interest in any Oil and Gas Properties or other asset now owned or hereafter acquired, except for the sale of Hydrocarbon production in the ordinary course of business.

            SECTION 10.07. TRANSACTIONS WITH AFFILIATES. The Company will not enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

            SECTION 10.08. CHANGE IN BUSINESS. The Company will not directly or indirectly engage to a Material extent in any business other than the Hydrocarbon exploration and production business, or discontinue such business or substantially alter its method of doing business.

            SECTION 10.09. SHAREHOLDER DEBT. Except for permitted dividend payments to Parent under SECTION 10.04(D), the Company will not directly or indirectly make any payment of principal or interest on the Bridge Shareholder Debt or the New Shareholder Debt.


                                  ARTICLE XI
                             DEFAULT AND REMEDIES

            SECTION 11.01. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 20





            (a) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity, by declaration or otherwise; or

            (b) the Company defaults in the performance of or compliance with any term contained in ARTICLE X hereof or Parent defaults in the performance or compliance with any term of ARTICLE VII of the Guaranty and Exchange Agreement; or

            (c) the Company, Parent, or the holders of the Bridge Shareholder Debt or the New Shareholder Debt default in the performance of or compliance with any term contained in the Transaction Documents to which they are a party (other than those referred to in paragraphs (a) and (b) of this SECTION 11.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtains actual knowledge of such default or (ii) the Company receives written notice of such default from any holder of a Note; or

            (d) any representation or warranty made in writing by or on behalf of the Company or Parent or by any officer of the Company or Parent in this Agreement or the other Transaction Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

            (e) (i) Parent, the Company or any other Subsidiary of Parent is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto, or (ii) Parent, the Company or any other Subsidiary of Parent is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
      (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) Parent, the Company or any other Subsidiary of Parent has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment, in an aggregate outstanding principal amount of at least $100,000 or (y) one or more Persons have the right to require Parent, the Company or any other Subsidiary of Parent to purchase or repay such Indebtedness; or


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 21





            (f) Parent, the Company or any other Subsidiary of Parent (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (g) a Governmental Authority enters an order appointing, without consent by Parent, the Company or any other Subsidiary of Parent, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Parent, the Company or any other Subsidiary of Parent or any such petition shall be filed against Parent, the Company or any other Subsidiary of Parent and such petition shall not be dismissed within 60 days; or

            (h) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Parent, the Company or any other Subsidiary of Parent and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

            (i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified Parent, the Company or any other Subsidiary of Parent or any ERISA Affiliate that a Plan may become subject to any such proceedings (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000, (iv) Parent, the Company or any other Subsidiary of Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) Parent, the Company or any other Subsidiary of Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) Parent, the Company or any other Subsidiary of Parent or any ERISA Affiliate fails to make any contribution due, or payment to, any employee benefit plan, or (vii) Parent, the Company or any other Subsidiary of Parent establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Parent, the Company or any ERISA Affiliate thereunder, and any such event or events described in

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 22





      clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11.01(i), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

            (j) Parent fails to own (both beneficially and of record) 100% of the common stock and other equity securities of the Company.

            SECTION 11.02.   ACCELERATION.

            (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of SECTION 11.01 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, (i) all unfunded Commitments shall automatically terminate and (ii) all amounts then outstanding under the Notes shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the Required Holders at any time at its or their option, by notice or notices to the Company, may (i) terminate all unfunded Commitments and (ii) declare all amounts then outstanding under the Notes to be immediately due and payable.

            Upon any Notes becoming due and payable under this SECTION 11.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

            SECTION 11.03. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 11.02, the Required Holders may proceed to protect and enforce the rights of the Noteholders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

            SECTION 11.04. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 14.01, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 23





incurred in any enforcement or collection under this ARTICLE XI, including, without limitation, reasonable attorneys' fees, expenses and disbursements, together with interest on such amounts at the Default Rate accruing from the date of demand.


                                  ARTICLE XII
                                BORROWING BASE

            SECTION 12.01. INITIAL BORROWING BASE. At all times prior to April 1, 1997, the borrowing base (as redetermined from time to time under this ARTICLE XII, the "BORROWING BASE") shall equal $1,400,000.

            SECTION 12.02. ANNUAL DETERMINATION OF BORROWING BASE. The Borrowing Base shall be redetermined as of April 1 of each year commencing April 1, 1997 and shall equal the Future Net Revenue for the Company's Oil and Gas Properties as set forth in the most recent Annual Reserve Report delivered to the Noteholders under SECTION 8.01(D) as adjusted for production and pricing changes for the period from the date of such Annual Reserve Report to the date of such redetermination; provided, however, that if the Future Net Revenue set forth in the Annual Reserve Report (as adjusted) exceeds 110% of the Future Net Revenue as determined in good faith by the Noteholders' reserve engineer and the Noteholders deliver written notice to the Company within fifteen (15) Business Days after receipt of such Annual Reserve Report that such a difference exists, then the independent engineering firm that prepared the Annual Reserve Report and the Noteholders' reserve engineer shall jointly select another independent petroleum engineering firm to determine the Future Net Revenue and the Borrowing Base shall equal the average of the two lowest Future Net Revenue determinations.

            SECTION 12.03. UNSCHEDULED DETERMINATIONS OF BORROWING BASE. In addition, at any time after Closing, the Company or the Required Holders may initiate a redetermination of the Borrowing Base as they so elect (each an "UNSCHEDULED BORROWING BASE REDETERMINATION") by giving notice to the Noteholders or the Company, as applicable; provided that the Required Holders and the Company may initiate only one such Unscheduled Borrowing Base Redetermination during any consecutive six month period. Within 30 days after the Company gives or receives notice of an Unscheduled Borrowing Base Redetermination under this SECTION 12.03, the Company shall furnish the Noteholders a reserve report (each a "SUPPLEMENTAL RESERVE REPORT") in form and substance satisfactory to the Noteholders, prepared by an independent petroleum engineering firm satisfactory to the Noteholders setting forth as of the date of the notice of such Unscheduled Borrowing Base Redetermination, the Future Net Revenue for the Company's Oil and Gas Properties. The Borrowing Base shall be redetermined as of the 30th day following the Noteholders' receipt of the Supplemental Reserve Report and shall equal the Future Net Revenue for the Company's Oil and Gas Properties as set forth in such Supplemental Reserve Report as adjusted for production and pricing changes for the period from the date of such Supplemental Reserve Report to the date of such redetermination; provided, however, that if the Future Net Revenue set forth in such Supplemental Reserve Report (as adjusted) exceeds 110% of the Future Net Revenue as determined in good faith by the

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 24





Noteholders' reserve engineer and the Noteholders deliver written notice to the Company within fifteen (15) Business Days after receipt of such Supplemental Reserve Report that such a difference exists, then the independent engineering firm that prepared such Supplemental Reserve Report and the Noteholders' reserve engineer shall jointly select another independent petroleum engineering firm to determine the Future Net Revenue and the Borrowing Base shall equal the average of the two lowest Future Net Revenue determinations.

            SECTION 12.04. BORROWING BASE REMAINS IN EFFECT. The Borrowing Base as determined and redetermined from time to time under this ARTICLE XII shall remain in effect until redetermined hereunder.


                                 ARTICLE XIII
                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

            SECTION 13.01. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

            SECTION 13.02. TRANSFER AND EXCHANGE OF NOTES. Subject to compliance with all applicable securities laws, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form specified herein. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

            SECTION 13.03. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 25





and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.


                                 ARTICLE XIV
                                MISCELLANEOUS

            SECTION 14.01. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any proposed or finalized work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Noteholders). The obligations of the Company under this SECTION 14.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

            SECTION 14.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

            SECTION 14.03. AMENDMENT AND WAIVER. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of ARTICLES II, III, IV OR V, or any defined term (as it is used therein), will be effective as to the Noteholders unless consented to by all of the Noteholders in writing, and (b) no such amendment or waiver may, without the written consent

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 26





of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of ARTICLE XI relating to acceleration or rescission, change the amount or time of any payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, or (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver consented to as provided in this SECTION 14.03 applies equally to all holders of the Notes and is binding upon them and upon each future holder of any Note and upon the Company and Parent without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or Parent and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

            SECTION 14.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: if to a Noteholder, to its address specified for such communications in SCHEDULE A, or at such other address as it shall have specified to the Company in writing, if to the Company, to the Company at 1600 Smith Street, Suite 4000, Houston, Texas 77002, Telecopy No. 713-652-9601, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this SECTION
14.04 will be deemed given only when actually received.

            SECTION 14.05. LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding the provisions of SECTION 14.13, to the extent that the Highest Lawful Rate applicable to a Noteholder is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of
Article 1.04 of Chapter 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; PROVIDED, HOWEVER, to the extent permitted by such Article, the Noteholders from time to time by notice to Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, if the maturity of the Notes or the obligations in respect of

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 27





the other Transaction Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Transaction Documents by the Company or in any other event, earned interest on the Notes and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Transaction Documents that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Noteholders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Transaction Documents.

            SECTION 14.06. INDEMNIFICATION. The Company agrees to indemnify, defend and hold each Noteholder, their partners and their respective officers, employees, agents, directors, partners, affiliates and shareholders (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, (b) the actual or proposed use of the proceeds of the loans contemplated hereby, (c) any violation by the Company or any of its Subsidiaries of any requirement of law, including but not limited to Environmental Laws, (d) any Noteholder being deemed an operator of any real or personal property of the Company in circumstances in which no Noteholder is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or
(e) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; PROVIDED that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or willful violation of the Transaction Documents by, such Indemnified Person.
WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS AND REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Company prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this SECTION 14.06, although nothing herein shall give the Company the right to direct, or control any such settlement negotiations or any related lawsuit

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 28





or proceeding on behalf of such Indemnified Party. The obligations of the Company under this SECTION 14.06 shall survive the termination of this Agreement and repayment of the Notes.

            SECTION 14.07. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

            SECTION 14.08. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 14.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            SECTION 14.10. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            SECTION 14.11. JURY WAIVER. THE COMPANY, PARENT AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 14.12. CHOICE OF FORUM. THE COMPANY, PARENT AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL AND STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDINGS INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 29





            SECTION 14.13. GOVERNING LAW. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            IN WITNESS WHEREOF, the Company, Parent and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.

                                    TEXOIL COMPANY



                                    By:   /S/  RUBEN MEDRANO
                                    Name: Ruben Medrano
                                    Title:President

                                    TEXOIL, INC.



                                    By:   /S/  RUBEN MEDRANO
                                    Name: Ruben Medrano
                                    Title:President

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 30





                                    RIMCO PARTNERS, L.P.
                                    RIMCO PARTNERS, L.P. II,
                                    RIMCO PARTNERS, L.P. III, AND
                                    RIMCO PARTNERS, L.P. IV

                                    By:   RESOURCE INVESTORS MANAGEMENT COMPANY
                                          LIMITED PARTNERSHIP, THEIR GENERAL
                                          PARTNER

                                    By:   RIMCO ASSOCIATES, INC.,
                                          ITS GENERAL PARTNER


                                    By:   /S/  GARY MILAVEC
                                    Name: Gary Milavec
                                    Title:Vice President

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.1 - Page 31





                                  SCHEDULE A

                      INFORMATION RELATING TO NOTEHOLDERS



                                                             Commitment Amount
NAME AND ADDRESS OF NOTEHOLDER

TRANCHE A NOTES


RIMCO PARTNERS, L.P.                                             $  840,000
RIMCO PARTNERS, L.P. II                                             840,000
RIMCO PARTNERS, L.P. III                                            360,000
RIMCO PARTNERS, L.P. IV                                             960,000
                                                                 ----------

                                                                 $3,000,000

TRANCHE B NOTES

RIMCO PARTNERS, L.P. II                                          $2,000,000
RIMCO PARTNERS, L.P. III                                            850,000
RIMCO PARTNERS, L.P. IV                                           2,150,000
                                                                 ----------

                                                                 $5,000,000

  (1) All payments by wire transfer
            of immediately available
            funds to:

            Fleet Bank, N.Y.
            ABA No. 021404465
            Account Name:  Texoil Company
                           Automatic Clearing Account
            Account No. 939 066 5251


  with sufficient information to identify the source and application of such funds.



::ODMA\PCDOCS\DOCS\88117\1
                                                                 Schedule A -1





  (2) All notices of payments and
            written confirmations of such
            wire transfers:

            Resource Investors Management Company
            22 Waterville Road
            Avon, Connecticut 06001
            Attn: Doug Skelley
            Telecopy No.:860-678-9382

  (3) All other communications:

            Resource Investors Management Company
            Suite 6875
            600 Travis Street
            Houston, Texas 77002
            Attn: Gary Milavec
            Telecopy No.: 713-247-0730

            with a copy to


            Resource Investors Management Company
            22 Waterville Road
            Avon, Connecticut 06001
            Attn: Paul McCollam
            Telecopy No.:860-678-9382

::ODMA\PCDOCS\DOCS\88117\1
                                                                 Schedule A -2





                                 SCHEDULE 5.07



                                     NONE

::ODMA\PCDOCS\DOCS\88117\1
                                                                 Schedule 5.07



                                    ANNEX A
                                 DEFINED TERMS

            "ACCREDITED INVESTOR" means an "accredited investor" as such term is defined in Regulation D, Rule 501, promulgated by the Securities and Exchange Commission.

            "ADVANCE" means any Tranche A Advance or Tranche B Advance.

            "ADVANCE REQUEST" is defined in SECTION 2.03(A).

            "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

            "AGREEMENT" means this Note Purchase Agreement, as amended or modified from time to time.

            "ANNUAL RESERVE REPORT" is defined in SECTION 8.01(D).

            "BORROWING BASE" is defined in SECTION 12.01.

            "BRIDGE SHAREHOLDER DEBT" means Indebtedness of Parent in the amount of $1,050,000 evidenced by: (a) that certain Promissory Note dated September 1, 1996, executed by Parent and made payable to the order of T.W. Hoehn, Jr. and Betty Joe Hoehn Revocable Trust in the original principal amount of $1,000,000, and (b) that certain Promissory Note dated September 1, 1996, executed by Parent and made payable to the order of Opal Air, Inc. in the original principal amount of $50,000.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

            "CAPITAL EXPENDITURES" means as to any Person, the expenditures and costs made by such Person that, in accordance with GAAP, are reflected as capital expenditures on the consolidated balance sheet of such Person.


::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 1


            "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "CLOSING" is defined in ARTICLE III.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

            "COMMITMENT" means any Tranche A Commitment or Tranche B Commitment.

            "COMPANY" is defined in the introduction to this Agreement.

            "CURRENT ASSETS" means as to any Person, as of any date, all assets of such Person that would be reflected as current assets on a consolidated balance sheet of such Person prepared on such date in accordance with GAAP consistently applied.

            "CURRENT LIABILITIES" means as to any Person, as of any date, all liabilities of such Person that would be reflected as current liabilities on a consolidated balance sheet of such Person prepared on such date in accordance with GAAP consistently applied.

            "DEDUCTIBLE COSTS" means, for any month, the sum of the following amounts, to the extent such amounts were not deducted in calculating Gross Proceeds, and without duplication, (a) Lease Operating Expenses for such month,
(b) severance and production taxes attributable to Gross Proceeds for such month, and (c) royalties, overriding royalties and other similar burdens payable out of production that are valid and existing and of record in the applicable public records as of the date of this Agreement and overriding royalties granted to the Noteholders under this Agreement, to the extent such royalties, overriding royalties and other similar burdens are payable out of Gross Proceeds for such month.

            "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            "DEFAULT RATE" means fifteen percent (15%) per annum, but in no event to exceed the Highest Lawful Rate.

            "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.


::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 2





            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company and/or Parent under section 414 of the Code.

            "EVENT OF DEFAULT" is defined in SECTION 11.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FUTURE NET REVENUE" means the aggregate of the estimated future net revenues for each of the Company's Oil and Gas Properties, discounted at 10%, attributable to the proved developed producing Hydrocarbon reserves for each such Oil and Gas Property using average product prices and Lease Operating Expenses for the six-month period preceding the date of determination of such future net revenues. The product prices and Lease Operating Expenses for each such Oil and Gas Property shall not be escalated over the life of such Oil and Gas Property. Each determination of Future Net Revenue under the terms of this Agreement shall also take into account cumulative production from the Oil and Gas Properties since the last determination and such other criteria that are required by sound petroleum engineering practice.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company or Parent conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or Parent, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "GREEN'S LAKE PROSPECT" means the lands situated in Galveston County, Texas described as the "Greens Lake Area" in that certain Greens Lake 3-D Exploration Agreement dated October 16, 1996 between the Company and Meridian Oil Inc.

            "GROSS PROCEEDS" means, for any month, the gross proceeds accruing from the sale of Hydrocarbons produced from the Company's Oil and Gas Properties during such month.

            "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or

::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 3





supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

            "GUARANTY AND EXCHANGE AGREEMENT" is defined in SECTION 2.05.

            "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

            "HIGHEST LAWFUL RATE" means with respect to any indebtedness owed to any Noteholder under any Transaction Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Noteholder with respect to such indebtedness under law applicable to such Noteholder.

            "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
SECTION 13.01.

            "HYDROCARBONS" means oil, natural gas, condensate and all other liquid or gaseous hydrocarbons and all products produced or separated therefrom.

            "INDEBTEDNESS" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and
(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 4





Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

            "INDEMNIFIED PERSON" is defined in SECTION 14.06.

            "INITIAL MORTGAGE" means that certain Mortgage, Assignment of Production, Security Agreement and Financing Statement of even date herewith from the Company to the Noteholders granting a first priority lien in favor of the Noteholders on the Company's existing Oil and Gas Properties located in the State of Louisiana or adjacent state waters and other related assets, as same may be amended or supplemented from time to time.

            "INITIAL PROSPECT DEVELOPMENT COSTS" means the Company's share of costs to drill, test, complete, equip, deepen, sidetrack and/or recomplete any well located on the Initial Prospects other than the first well to be drilled by or on behalf of the Company on each of the Green's Lake Prospect and the Raceland Prospect.

            "INITIAL PROSPECTS" means, collectively, the Green's Lake Prospect, the Laurel Grove Prospect and the Raceland Prospect.

            "INITIAL RESERVE REPORT" means that certain reserve report, dated as of January 1, 1996, prepared by Gruy Engineering Corp., a TESI company, covering the Company's existing Oil and Gas Properties.

            "INVESTMENT" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP.

            "LAUREL GROVE PROSPECT" means the lands situated in LaFourche Parish, Louisiana described as the "Laurel Grove Area" in that certain Laurel Grove 3-D Exploration Agreement dated May 1, 1996 between the Company and Phillips Petroleum Company.

            "LEASE OPERATING EXPENSES" means, for any month, direct out-of-pocket costs and expenses incurred during such month by the Company to operate and maintain the wells located on the Company's Oil and Gas Properties, including fixed overhead costs payable under applicable operating agreements. Without limiting the foregoing, Lease Operating Expenses shall not include any land and legal fees incurred by the Company, leasehold, seismic or other property acquisition costs, or costs to drill, test, complete, equip, deepen, sidetrack, recomplete or plug and abandon any well or internal overhead costs.

            "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind (whether voluntary or involuntary), or any interest or title

::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 5





of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

            "MATERIAL" means, as to any Person, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of such Person taken as a whole.

            "MATERIAL ADVERSE EFFECT" means, as to any Person, a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of such Person taken as a whole, or (b) the ability of such Person to perform its obligations under this Agreement and the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.

            "MONTHLY PAYMENT DATE" means the first day of each month.

            "MONTHLY PRODUCTION REPORT" is defined in SECTION 8.01(E).

            "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "NET REVENUE" means, for any month, an amount equal to the excess, if any, of Gross Proceeds for such month over Deductible Costs for such month.

            "NEW SHAREHOLDER DEBT" means Indebtedness of Parent evidenced by those three Replacement 12% Convertible Promissory Notes each dated as of September 6, 1996, in the aggregate original principal amount of $900,000, issued by the Parent to, respectively, T.W. Hoehn, Jr., T.W. Hoehn, III and William F. Seagle, in various amounts and which may be converted into shares of the Common Stock of Parent at an initial conversion price of $0.80 per share.

            "NOTEHOLDERS" means, collectively, the Tranche A Noteholders and the Tranche B Noteholders.

            "NOTES" is defined in SECTION 2.02(B).

            "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or Parent whose responsibilities extend to the subject matter of such certificate.

            "OIL AND GAS PROPERTIES" means oil and gas leasehold interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests, operating rights and other similar properties or interests, including contractual rights to any of the foregoing, together with all wells and units located on, or attributable to, such properties or interests.

::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 6





            "PARENT" is defined in the introduction to this Agreement.

            "PARENT PREFERRED STOCK" means 23,000 shares of issued and outstanding $.01 par Series A Preferred Stock of Parent.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

            "PERMITTED INVESTMENTS" means any of the following Investments: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding thirty (30) days from the date of acquisition; (b) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of $500,000,000, PROVIDED that the long-term senior unsecured debt of such bank is rated at least A+ or the equivalent thereof by Standard & Poor's Rating Group (a division of McGraw Hill) ("S&P") or at least A1 or the equivalent thereof by Moody's Investor Services, Inc. ("Moody's"), having a maturity not exceeding thirty (30) days from the date of acquisition; and (c) commercial paper issued by the parent corporation of any commercial bank or by any domestic corporation, PROVIDED that such commercial paper is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, having a maturity not exceeding thirty (30) days from the date of acquisition.

            "PERMITTED LIENS" means Liens permitted under SECTION 10.02.

            "PERMITTED PREFERRED STOCK DIVIDENDS" means scheduled quarterly dividends on the Parent Preferred Stock equal to $69,000 per quarter to the extent such dividends are paid (a) after April 1, 1997, (b) when the Borrowing Base equals or exceeds 150% of the outstanding principal amount of the Notes, and (c) when no Default or Event of Default has occurred and is continuing.

            "PERMITTED SHAREHOLDER DEBT PAYMENTS" means (a) monthly payments of accrued interest on the Bridge Shareholder Debt and the New Shareholder Debt to the extent such interest payments are made when no Default or Event of Default has occurred and is continuing, and (b) quarterly principal payments of the Bridge Shareholder Debt in the amounts specified in Section 2 of each of the promissory notes evidencing the Bridge Shareholder Debt to the extent such principal payments are made (i) when no Default or Event of Default has occurred and is continuing, (ii) after the later of April 10, 1997 or the tenth day of the first January, April, July or October after which the aggregate amount of Tranche A Advances made under the Tranche A Notes equals or exceeds $2,800,000, and (iii) when, after giving effect to such scheduled principal payments, the Company has a cash balance of at least $150,000.

            "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.


::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 7





            "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

            "PLEDGE AGREEMENT" means that certain Pledge Agreement of even date herewith executed by Parent in favor of the Noteholders pledging all of the common stock of the Company, as amended from time to time.

            "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "RACELAND PROSPECT" means the lands situated in LaFourche Parish, Louisiana described as the "Raceland Area" in that certain Raceland 3-D Exploration Agreement dated December 6, 1995 among the Company and Pogo Producing Company, et al.

            "REGISTRATION RIGHTS AGREEMENT" means that certain Stock Ownership and Registration Rights Agreement of even date herewith among Parent, the Company and the Noteholders, as same may be amended from time to time.

            "REQUIRED HOLDERS" means, at any time, the holder or holders of at least 51% of the then outstanding principal amount of the Notes (exclusive of Notes then owned by Parent, the Company or any of their Affiliates).

            "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company, or Parent, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

            "RESTRICTED DISBURSEMENTS" means, as to any Person, any: (a) loan or advance to or investment in any other Person, or any commitment to make such a loan, advance or investment in any other Person; (b) acquisition by such Person of or investments by such Person in the debt of or equity of, and any capital contribution (including capital contributions by transfer of assets or services) by such Person to, another Person; (c) purchase, redemption or exchange of any shares of any class of capital stock of such Person or any options, rights or warrants to purchase any such stock or setting aside funds for any such purpose;
(d) declaration or payment of any dividends on shares of any class of capital stock of such Person; (e) sinking fund or other payment or distribution made to or for the benefit of any holders of the capital stock of such Person with respect to such capital stock (other than distributions payable in capital stock, or rights to acquire capital stock, of such Person) or setting aside funds for any such purpose; (f) payment, purchase or redemption by such Person of Indebtedness owing by such Person to any of its Affiliates; and (g) Capital Expenditures made or funded by or on behalf of such Person.


::ODMA\PCDOCS\DOCS\88117\1
                                               Exhibit 10.1 (Annex A) - Page 8





            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SECURITY DOCUMENTS" means the Initial Mortgage, the Pledge Agreement and such other security agreements, guaranties, pledges, instruments, financing statements or other documents which may be executed to secure the obligations of the Company and Parent with respect to the Notes and this Agreement and the other Transaction Documents.

            "SENIOR FINANCIAL OFFICER" means any of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or Parent, as the case may be.

            "SHAREHOLDER DEBT RESTRUCTURE DOCUMENTS" means, collectively, (a) the promissory notes evidencing the Bridge Shareholder Debt, (b) the promissory notes evidencing the New Shareholder Debt and those three Amended and Restated Agreements of Purchase and Sale dated as of September 6, 1996 between Parent and, respectively, T.W. Hoehn, Jr., T.W. Hoehn, III and William F. Seagle, (c) that certain Cancellation of Guaranty, Warrants and Registration Rights Agreement, dated as of September 6, 1996 among Parent, the Company, the holders of the New Shareholder Debt and Joe C. Richardson, Jr., Trustee, U/D/T 5-17-91, and (d) that certain Registration Rights Agreement, dated as of September 6, 1996, among Parent and the holders of the New Shareholder Debt.

            "SUBORDINATION AGREEMENTS" means those certain Subordination Agreements of even date herewith executed by the holders of the Bridge Shareholder Debt and the New Shareholder Debt, in form and substance satisfactory to the Noteholders, whereby the Bridge Shareholder Debt and the New Shareholder Debt is subordinated to the Indebtedness under the Notes.

            "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

            "SUPPLEMENTAL RESERVE REPORT" is defined in SECTION 12.03.

            "SWAPS" means, with respect to any Person, foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

            "TRANCHE A ADVANCE" is defined in SECTION 2.01(A).

            "TRANCHE A COMMITMENT" is defined in SECTION 2.01(A).


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                                               Exhibit 10.1 (Annex A) - Page 9





            "TRANCHE A COMMITMENT PERIOD" is defined in SECTION 2.01(A).

            "TRANCHE A NOTES" is defined in SECTION 2.01(B).

            "TRANCHE A NOTEHOLDERS" means, collectively, RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, RIMCO Partners, L.P. IV, and each such Person's assignees or transferees who becomes a holder of any of the Tranche A Notes.

            "TRANCHE B ADVANCE" is defined in SECTION 2.02(A).

            "TRANCHE B COMMITMENT" is defined in SECTION 2.02(A).

            "TRANCHE B COMMITMENT PERIOD" is defined in SECTION 2.02(A).

            "TRANCHE B NOTES" is defined in SECTION 2.02(B).

            "TRANCHE B NOTEHOLDERS" means, collectively, RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, RIMCO Partners, L.P. IV, and each such Person's assignees or transferees who becomes a holder of any of the Tranche B Notes.

            "TRANSACTION DOCUMENTS" is defined in SECTION 3.01.

            "UNSCHEDULED BORROWING BASE REDETERMINATION" is defined in SECTION 12.03.




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                        Exhibit 10.1 (Annex A) - Page 10